Exhibit 10.1

FOURTH AMENDMENT TO THE

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.

February 26, 2020

THIS FOURTH AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CITY OFFICE REIT OPERATING PARTNERSHIP, L.P. (this “Amendment”), dated as of February 26, 2020, is entered into by CITY OFFICE REIT, INC., a Maryland corporation, as general partner (the “General Partner”) of CITY OFFICE REIT OPERATING PARTNERSHIP, L.P., a Maryland limited partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership.

WHEREAS, the Amended and Restated Agreement of Limited Partnership of the Partnership was executed on April 21, 2014 (the “Amended and Restated Partnership Agreement”), a First Amendment thereto was executed on September 30, 2016 (the “First Amendment”), a Second Amendment thereto was executed on March 9, 2017 (the “Second Amendment”) and a Third Amendment thereto was executed on June 16, 2017 (the “Third Amendment” and together with the Amended and Restated Partnership Agreement, the First Amendment and the Second Amendment, as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”); and

WHEREAS, the General Partner has previously established and set forth the terms of Partnership Units designated as the Series A Preferred Units as set forth in the First Amendment and the Third Amendment (the “Series A Preferred Units”), and, in connection with the authorization to issue and sell up to 5,600,000 shares of Series A Preferred Stock of the General Partner (the “Series A Preferred Stock”), the Partnership has authorized the issuance of up to 5,600,000 Series A Preferred Units to the General Partner; and

WHEREAS, each of the General Partner and the Partnership previously entered into Equity Distribution Agreements, each dated June 16, 2017 (as amended, the “2017 Equity Distribution Agreements”), among the General Partner and the Partnership, on the one hand, and each of KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and BMO Capital Markets Corp., on the other hand, in connection with which the General Partner was authorized to issue and sell, from time to time, up to 1,000,000 shares of Series A Preferred Stock of the General Partner and to cause the Partnership to issue corresponding Series A Preferred Units to the General Partner, at each time the shares of Series A Preferred Stock are issued by the General Partner, in an amount equal to the shares of Series A Preferred Stock issued pursuant to the 2017 Equity Distribution Agreements; and

WHEREAS, effective February 25, 2020, the General Partner and the Partnership terminated the 2017 Equity Distribution Agreements (the “Terminations”); and

WHEREAS, on February 26, 2020, the General Partner filed an automatic shelf registration statement on Form S-3 (file no. 333-236637) (the “2020 Registration Statement”) with the United States Securities and Exchange Commission, which became effective immediately upon filing; and

WHEREAS, each of the General Partner and the Partnership desire to enter into new Equity Distribution Agreements, to be dated February 26, 2020, among the General Partner and the Partnership, on the one hand, and each of KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., BMO Capital Markets Corp., RBC Capital Markets, LLC, B. Riley FBR, Inc., D.A. Davidson & Co. and Janney Montgomery Scott LLC, on the other hand (as they may be amended from time to time, the “Equity Distribution Agreements”), in connection with which the General Partner may issue and sell, from time to time, up to 1,000,000 shares of Series A Preferred Stock of the General Partner and cause the Partnership to issue corresponding Series A Preferred Units to the General Partner, at each time the shares of Series A Preferred Stock are issued by the General Partner, in an amount equal to the shares of Series A Preferred Stock issued pursuant to the Equity Distribution Agreements; and

WHEREAS, the General Partner desires to amend Schedule I to Annex A to the Partnership Agreement from time to time in connection with the issuances and sales of the shares of Series A Preferred Stock by the General Partner under the Equity Distribution Agreements, to set forth the number of Series A Preferred Units issued and outstanding; and

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 4.2.A and Article 14 of the Partnership Agreement, and as authorized by (i) the written consent of the General Partner dated as of February 26, 2020 and (ii) the resolutions of the Board of Directors of the General Partner and the resolutions of the Pricing Committee of the Board of Directors of the General Partner dated as of February 25, 2020 and February 26, 2020, respectively, the General Partner desires to further amend the Partnership Agreement to replace certain defined terms or references therein due to the Terminations, the filing of the 2020 Registration Statement and the entry into the Equity Distribution Agreements substantially concurrently with this Amendment, and to continue to provide for the designation and issuance of 5,600,000 Series A Preferred Units, including 1,000,000 Series A Preferred Units issuable to the General Partner in connection with the transactions contemplated by the Equity Distribution Agreements; and

WHEREAS, the General Partner desires to amend Section 10.3 of the Partnership Agreement to reflect the Bipartisan Budget Act of 2015.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.    The Partnership Agreement is hereby amended such that all references to the “Equity Distribution Agreements” therein, which referred to the 2017 Equity Distribution Agreements, shall be deemed to refer to the “Equity Distribution Agreements”, as defined in this Amendment.

2.    After the date hereof through the first date on which the Equity Distribution Agreements have been terminated pursuant to their terms, (i) the General Partner shall, as of each date that a prospectus supplement to the 2020 Registration Statement or any successor registration statement is filed with the United States Securities and Exchange

Commission under Rule 424 of the Securities Act of 1933, as amended, relating to issuances and sales of its Series A Preferred Stock pursuant to the Equity Distribution Agreements, (ii) the General Partner shall, as of each date of issuance of its Series A Preferred Stock other than pursuant to the Equity Distribution Agreements, and (iii) the General Partner may, from time to time and at any time, designate an updated Schedule I to Annex A to the Partnership Agreement which shall set forth the amount of Series A Preferred Units issued and outstanding and the owner of such Series A Preferred Units as of the date of designation. Any Schedule I to Annex A designated in accordance with the immediately preceding sentence shall be deemed to (A) supersede any Schedule I to Annex A or other schedule thereto that is a part of the Partnership Agreement immediately prior to such designation and (B) form a part of the Partnership Agreement as Schedule I to Annex A to the Partnership Agreement as of the date of designation. For the avoidance of doubt, the General Partner shall be under no obligation to execute an amendment to the Agreement each time it designates an updated Schedule I to Annex A pursuant to this paragraph.

3.    The Table of Contents shall be updated so that “Section 10.3 Tax Matters Partner” is deleted in its entirety and replaced with “Section 10.3 Tax Matters Partner; Partnership Representative.”

4.    Section 10.3 of the Partnership Agreement shall be deleted in its entirety and replaced with the following:

Section 10.3 Tax Matters Partner; Partnership Representative

A.

Notwithstanding anything to the contrary in this Agreement, when the Partnership is treated as a Disregarded Entity, the provisions of this Agreement shall be applied (or not applied) in a manner consistent with such treatment with respect to such period, as determined by the General Partner in its sole and absolute discretion. For any period in which the Partnership is treated as a partnership for federal income tax purposes, the subsections (B) or (C) shall apply, as applicable.

B.	For each taxable year of the Partnership beginning before January 1, 2018,

(1)

the General Partner shall be the “tax matters partner” of the Partnership. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder.

(2)	Except as provided in those certain Tax Protection Agreements entered into by the Partnership on April 21, 2014, the tax matters partner is authorized, but not required:

i.

to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

ii.

in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “Final Adjustment”) is mailed to the tax matters partner, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

iii.	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

iv.

to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

v.

to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

vi.	to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

(3)

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law and as provided in those certain Tax Protection Agreements entered into by the Partnership on the date hereof, is a matter in the sole and absolute discretion of the tax matters partner. The provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

C.

For each taxable year of the Partnership beginning on or after January 1, 2018, the General Partner shall act as or appoint the “partnership representative” of the Partnership for purposes of Code Section 6223(a) and any comparable provisions of state and local law (the “partnership representative”) and, if necessary, shall appoint a “designated individual” within the meaning of Treasury regulations section 301.6223-1 and any comparable provisions of state and local law (a “designated individual”). The General Partner may designate a new partnership representative or designated individual at any time subject to applicable law and shall designate a new partnership representative or designated individual if such person or entity resigns or is deemed ineligible. Except as provided in those certain Tax Protection Agreements dated as of April 21, 2014, the partnership representative shall have all of the powers and responsibilities of such position as provided in the Code and Treasury Regulations and may take any action or make any elections contemplated by Code Sections 6222 through 6241 and any Treasury Regulations thereunder and comparable provisions of state and local law (the “Partnership Audit Rules”) in the sole and absolute discretion of the General Partner. The General Partner, as partnership representative, shall have the right to retain professional assistance as it, in its sole and absolute discretion, determines is necessary to or useful in the performance of its duties, and all out-of-pocket expenses and fees incurred by or in respect of the partnership representative shall constitute Partnership expenses. Any Person who serves as partnership representative or designated individual shall not be liable to the Partnership or any Partner for any action it takes or fails to take in such capacity, unless such action or failure to act constitutes gross negligence or deliberate misconduct. The provisions relating to indemnification set forth in Section 7.7 hereof shall be fully applicable to the partnership representative and the designated individual, if any, acting as such. Upon the Partnership’s request, each Partner shall provide to the Partnership within the required time frame any information that the partnership representative believes may be necessary or appropriate to resolve any tax issue relating to the Partnership or comply with or be eligible to invoke any aspect of the Partnership Audit Rules. Notwithstanding any provision of this Agreement to the contrary, any taxes, penalties, and interest payable by the Partnership under the Partnership Audit Rules shall be treated as attributable to the Partners, and, to the extent possible, the General Partner shall allocate the burden of any such amounts to those Partners to whom such amounts are reasonably attributable. Any such amounts allocated to a Partner, at the option of the General Partner, shall (a) be promptly paid to the Partnership by such Partner or (b) be paid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner. The obligations of each Partner (or former Partner) under this Section 10.03(C)) shall survive the Transfer by such Partner of its interest in the Partnership or the dissolution of the Partnership. In the event a Partner Transfers its interest in the Partnership, the transferee and transferor shall be jointly and severally liable for any liability with respect to the obligations of the transferor Partner under this Section 10.03(C).

5.    The First Amendment, the Third Amendment and this Amendment, collectively, shall constitute a Partnership Unit Designation with respect to the Series A Preferred Units, as contemplated by the Partnership Agreement.

6.    The foregoing recitals are incorporated in and are made a part of this Amendment.

7.    Except as specifically defined herein, all capitalized terms shall have the definitions provided in the Partnership Agreement. This Amendment has been authorized by the General Partner pursuant to Article 14 of the Partnership Agreement and does not require execution by the Limited Partners or any other Person.

8.    Except for the amendments set forth in this Amendment, the Partnership Agreement shall be unchanged (including, without limitation, the provisions thereof relating to the designation and issuance of 5,600,000 Series A Preferred Units with the designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption, and any such other terms and/or relative, participating, optional or other special rights, powers and duties, set forth in the Partnership Agreement), and the Partnership Agreement, as amended by this Amendment, shall remain in full force and effect. The General Partner affirms, ratifies and confirms the Partnership Agreement, as amended by this Amendment, and its obligations thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

CITY OFFICE REIT, INC.,
a Maryland corporation

By:	/s/ Anthony Maretic
Name:	Anthony Maretic
Title:	Chief Financial Officer, Secretary
and Treasurer

[Signature page for the Fourth Amendment to the Amended and Restated Agreement of Limited Partnership

of City Office REIT Operating Partnership, L.P.]